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Nitesh Sharan	Kellie Leonard
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NIKE, INC. REPORTS FISCAL 2017 FOURTH QUARTER
AND FULL YEAR RESULTS

•	Fourth quarter revenues up 5 percent to $8.7 billion; 7 percent growth on a currency-neutral basis*

•	Fourth quarter diluted earnings per share increased 22 percent to $0.60

•	Fiscal 2017 revenues up 6 percent to $34.4 billion; 8 percent growth on a currency-neutral basis*

•	Fiscal 2017 diluted earnings per share increased 16 percent to $2.51

•	Inventories up 4 percent as of May 31, 2017

BEAVERTON, Ore., June 29, 2017 - NIKE, Inc. (NYSE:NKE) today reported fiscal 2017 financial results for its fourth quarter and full year ended May 31, 2017. International geographies and the Direct-to-Consumer (DTC) businesses globally led strong revenue growth in the fourth quarter and full year.

Diluted earnings per share for the quarter rose 22 percent to $0.60 driven by global revenue growth, lower selling and administrative expense, a lower tax rate and a lower average share count which were slightly offset by lower gross margin.

Fiscal 2017 diluted earnings per share rose 16 percent to $2.51, reflecting revenue growth of 6 percent, a lower tax rate and a lower average share count which was slightly offset by lower gross margin.

“NIKE continues to create both near-term wins in today’s dynamic environment and a lasting foundation for future growth,” said Mark Parker, Chairman, President and CEO, NIKE, Inc. “Through our Consumer Direct Offense, we’re putting even more firepower behind our greatest opportunities in Fiscal 2018. It will be a big year for NIKE innovation and we’ll bring those stories to life through deeper consumer connections in our key cities around the world.”**

Fourth Quarter Income Statement Review

•	Revenues for NIKE, Inc. rose 5 percent to $8.7 billion, up 7 percent on a currency-neutral basis.

◦
Revenues for the NIKE Brand were $8.1 billion, up 7 percent on a currency-neutral basis driven by double-digit growth in Western Europe, Greater China, and the Emerging Markets, and strong growth in Sportswear and Running.

◦	Revenues for Converse were $554 million, up 10 percent on a currency-neutral basis, primarily driven by the market transition in Italy and growth in DTC.

•	Gross margin declined 180 basis points to 44.1 percent as higher average selling prices were more than offset by unfavorable changes in foreign currency exchange rates and higher product costs.

•
Selling and administrative expense decreased 4 percent to $2.7 billion. Demand creation expense was $789 million, down 10 percent, as fiscal 2017 spend was weighted towards the beginning of the year due to significant investments around the Olympics and the European Football Championship. Operating overhead expense decreased 1 percent to $1.9 billion, as continued investments in DTC were offset by administrative cost efficiencies.

•	Other income, net was $28 million comprised primarily of net foreign currency exchange hedge gains.

•
The effective tax rate was 13.7 percent, compared to 21.2 percent for the same period last year, primarily due to an increase in the proportion of earnings from operations outside of the United States, which are generally subject to a lower tax rate.

•
Net income increased 19 percent to $1.0 billion primarily due to global revenue growth, lower selling and administrative expense and a lower tax rate which were slightly offset by a gross margin decline, while diluted earnings per share increased 22 percent to $0.60 reflecting a nearly 3 percent decline in the weighted average diluted common shares outstanding.

Fiscal 2017 Income Statement Review

•	Revenues for NIKE, Inc. rose 6 percent to $34.4 billion, up 8 percent on a currency-neutral basis.

•	Also, on a currency-neutral basis:

◦	Revenues for the NIKE Brand were $32.2 billion, up 8 percent.

◦
NIKE Brand sales to wholesale customers increased 5 percent while DTC revenues grew to $9.1 billion, up 18 percent, driven by a 30 percent increase in digital commerce sales, the addition of new stores and 7 percent growth in comparable store sales. As of May 31, 2017, the NIKE Brand had 985 DTC stores in operation as compared to 919 a year ago.

◦	NIKE Brand revenue growth was driven by growth in every geography as well as key categories including Sportswear, Running and the Jordan Brand.

◦	Revenues for Converse were $2.0 billion, up 6 percent, driven by growth in the United States and Europe due to the market transition in Italy.

•
Gross margin declined 160 basis points to 44.6 percent as higher average selling prices were more than offset by the negative impact of changes in foreign currency exchange rates and higher product costs.

•
Selling and administrative expense increased 1 percent to $10.6 billion. Demand creation expense was $3.3 billion, up 2 percent, primarily due to higher sports marketing costs and significant investments around the Olympics and the European Football Championship in the first half of the fiscal year. Operating overhead expense remained flat at $7.2 billion, as continued investments in DTC were offset by administrative cost efficiencies and lower variable compensation.

•	Other income, net was $196 million comprised primarily of net foreign currency exchange hedge gains.

•
The effective tax rate was 13.2 percent, compared to 18.7 percent for the same period last year primarily due to a one-time benefit in the first quarter of the fiscal year related to the resolution with the U.S. Internal Revenue Service of a foreign tax credit matter, and a decrease in foreign earnings taxed in the U.S.

•
Net income increased 13 percent to $4.2 billion reflecting strong global revenue growth, selling and administrative expense leverage and a lower tax rate which were slightly offset by a decline in gross margin. Diluted earnings per share increased 16 percent to $2.51, reflecting growth in net income and the additional benefit of a decline in the weighted average diluted common shares outstanding.

May 31, 2017 Balance Sheet Review

•
Inventories for NIKE, Inc. were $5.1 billion, up 4 percent from May 31, 2016, as a 3 percent decrease in NIKE Brand wholesale unit inventories was more than offset by increases in average product cost per unit and growth in our DTC businesses.

•
Cash and short-term investments were $6.2 billion, $722 million higher than last year as growth in net income, proceeds from the issuance of debt in the second quarter of fiscal 2017 and proceeds from employee exercises of stock options were partially offset by share repurchases, dividends, and investments in infrastructure and working capital.

Share Repurchases

During the fourth quarter, NIKE, Inc. repurchased a total of 14.9 million shares for approximately $820 million as part of the four-year, $12 billion program approved by the Board of Directors in November 2015. As of May 31, 2017, a total of 79.8 million shares had been repurchased under this program for approximately $4.4 billion.

Conference Call

NIKE, Inc. management will host a conference call beginning at approximately 2:00 p.m. PT on June 29, 2017, to review fiscal fourth quarter and full year results. The conference call will be broadcast live over the Internet and can be accessed at http://investors.nike.com. For those unable to listen to the live broadcast, an archived version will be available at the same location through 9:00 p.m. PT, July 6, 2017.

About NIKE, Inc.

NIKE, Inc., based near Beaverton, Oregon, is the world's leading designer, marketer and distributor of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities. Wholly-owned NIKE, Inc. subsidiary brands include Converse, which designs, markets and distributes athletic lifestyle footwear, apparel and accessories; and Hurley, which designs, markets and distributes surf and youth lifestyle footwear, apparel and accessories. For more information, NIKE, Inc.’s earnings releases and other financial information are available on the Internet at http://investors.NIKE.com and individuals can follow @NIKE.

*	See additional information in the accompanying Divisional Revenues table regarding this non-GAAP financial measure.
**
The marked paragraph contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by NIKE with the Securities and Exchange Commission (SEC), including Forms 8-K, 10-Q, and 10-K.

(Tables Follow)

NIKE, Inc.
CONSOLIDATED STATEMENTS OF INCOME

	THREE MONTHS ENDED		%	TWELVE MONTHS ENDED		%
(Dollars in millions, except per share data)	5/31/2017	5/31/2016	Change	5/31/2017	5/31/2016	Change
Revenues	$8,677	$8,244	5%	$34,350	$32,376	6%
Cost of sales	4,854	4,458	9%	19,038	17,405	9%
Gross profit	3,823	3,786	1%	15,312	14,971	2%
Gross margin	44.1%	45.9%		44.6%	46.2%

Demand creation expense	789	873	-10%	3,341	3,278	2%
Operating overhead expense	1,876	1,893	-1%	7,222	7,191	0%
Total selling and administrative expense	2,665	2,766	-4%	10,563	10,469	1%
% of revenues	30.7%	33.6%		30.8%	32.3%

Interest expense (income), net	18	5	—	59	19	—
Other (income) expense, net	(28)	(58)	—	(196)	(140)	—
Income before income taxes	1,168	1,073	9%	4,886	4,623	6%
Income tax expense	160	227	-30%	646	863	-25%
Effective tax rate	13.7%	21.2%		13.2%	18.7%

NET INCOME	$1,008	$846	19%	$4,240	$3,760	13%

Earnings per common share:
Basic	$0.61	$0.50	22%	$2.56	$2.21	16%
Diluted	$0.60	$0.49	22%	$2.51	$2.16	16%

Weighted average common shares outstanding:
Basic	1,646.9	1,682.4		1,657.8	1,697.9
Diluted	1,678.6	1,723.1		1,692.0	1,742.5

Dividends declared per common share	$0.18	$0.16		$0.70	$0.62

NIKE, Inc.
CONSOLIDATED BALANCE SHEETS

	May 31,	May 31,	% Change
(Dollars in millions)	2017	2016
ASSETS
Current assets:
Cash and equivalents	$3,808	$3,138	21%
Short-term investments	2,371	2,319	2%
Accounts receivable, net	3,677	3,241	13%
Inventories	5,055	4,838	4%
Prepaid expenses and other current assets	1,150	1,489	-23%
Total current assets	16,061	15,025	7%
Property, plant and equipment, net	3,989	3,520	13%
Identifiable intangible assets, net	283	281	1%
Goodwill	139	131	6%
Deferred income taxes and other assets	2,787	2,422	15%
TOTAL ASSETS	$23,259	$21,379	9%
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$6	$44	-86%
Notes payable	325	1	—
Accounts payable	2,048	2,191	-7%
Accrued liabilities	3,011	3,037	-1%
Income taxes payable	84	85	-1%
Total current liabilities	5,474	5,358	2%
Long-term debt	3,471	1,993	74%
Deferred income taxes and other liabilities	1,907	1,770	8%
Redeemable preferred stock	—	—	—
Shareholders' equity	12,407	12,258	1%
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$23,259	$21,379	9%

NIKE, Inc.
DIVISIONAL REVENUES

				% Change Excluding Currency Changes[1]				% Change Excluding Currency Changes[1]
	THREE MONTHS ENDED		%		TWELVE MONTHS ENDED		%
(Dollars in millions)	5/31/2017	5/31/2016	Change		5/31/2017	5/31/2016	Change
North America
Footwear	$2,457	$2,367	4%	4%	$9,684	$9,299	4%	4%
Apparel	1,142	1,163	-2%	-2%	4,886	4,746	3%	3%
Equipment	154	205	-25%	-25%	646	719	-10%	-10%
Total	3,753	3,735	0%	1%	15,216	14,764	3%	3%
Western Europe
Footwear	1,066	1,027	4%	11%	4,068	3,985	2%	7%
Apparel	438	411	7%	15%	1,868	1,628	15%	21%
Equipment	60	64	-6%	1%	275	271	1%	7%
Total	1,564	1,502	4%	12%	6,211	5,884	6%	11%
Central & Eastern Europe
Footwear	233	224	4%	9%	927	882	5%	9%
Apparel	103	102	1%	2%	471	463	2%	4%
Equipment	21	19	11%	11%	89	86	3%	6%
Total	357	345	3%	6%	1,487	1,431	4%	7%
Greater China
Footwear	765	681	12%	18%	2,920	2,599	12%	18%
Apparel	293	268	9%	14%	1,188	1,055	13%	18%
Equipment	29	30	-3%	-3%	129	131	-2%	3%
Total	1,087	979	11%	16%	4,237	3,785	12%	17%
Japan
Footwear	196	187	5%	4%	666	570	17%	7%
Apparel	78	70	11%	11%	275	228	21%	10%
Equipment	21	23	-9%	-10%	73	71	3%	-6%
Total	295	280	5%	5%	1,014	869	17%	7%
Emerging Markets
Footwear	756	596	27%	24%	2,816	2,536	11%	17%
Apparel	247	226	9%	6%	966	947	2%	8%
Equipment	50	50	0%	-3%	213	218	-2%	2%
Total	1,053	872	21%	18%	3,995	3,701	8%	14%
Global Brand Divisions[2]	18	12	50%	68%	73	73	0%	2%
TOTAL NIKE BRAND	8,127	7,725	5%	7%	32,233	30,507	6%	8%
Converse	554	513	8%	10%	2,042	1,955	4%	6%
Corporate[3]	(4)	6	—	—	75	(86)	—	—
TOTAL NIKE, INC. REVENUES	$8,677	$8,244	5%	7%	$34,350	$32,376	6%	8%

TOTAL NIKE BRAND
Footwear	$5,473	$5,082	8%	10%	$21,081	$19,871	6%	8%
Apparel	2,301	2,240	3%	4%	9,654	9,067	6%	9%
Equipment	335	391	-14%	-14%	1,425	1,496	-5%	-3%
Global Brand Divisions[2]	18	12	50%	68%	73	73	0%	2%
[1] Fiscal 2017 results have been restated using fiscal 2016 exchange rates for the comparative period to enhance the visibility of the underlying business trends excluding the impact of translation arising from foreign currency exchange rate fluctuations, which is considered a non-GAAP financial measure.

[2] Global Brand Divisions revenues are primarily attributable to NIKE Brand licensing businesses that are not part of a geographic operating segment.
[3] Corporate revenues primarily consist of foreign currency hedge gains and losses related to revenues generated by entities within the NIKE Brand geographic operating segments and Converse but managed through our central foreign exchange risk management program.

NIKE, Inc.
SUPPLEMENTAL NIKE BRAND REVENUE DETAILS
				% Change Excluding Currency Changes[2]
	TWELVE MONTHS ENDED		%
(Dollars in millions)	5/31/2017	5/31/2016[1]	Change
NIKE Brand Revenues by:
Sales to Wholesale Customers	$23,078	$22,577	2%	5%
Sales Direct to Consumer	9,082	7,857	16%	18%
Global Brand Divisions[3]	73	73	0%	2%
TOTAL NIKE BRAND REVENUES	$32,233	$30,507	6%	8%

NIKE Brand Revenues on a Wholesale Equivalent Basis:[4]
Sales to Wholesale Customers	$23,078	$22,577	2%	5%
Sales from our Wholesale Operations to Direct to Consumer Operations	5,616	4,672	20%	22%
TOTAL NIKE BRAND WHOLESALE EQUIVALENT REVENUES	$28,694	$27,249	5%	8%

NIKE Brand Wholesale Equivalent Revenues by:[4]
Men's	$16,041	$15,410	4%	6%
Women’s	6,644	6,296	6%	8%
Young Athletes'	4,838	4,560	6%	8%
Others[5]	1,171	983	19%	21%
TOTAL NIKE BRAND WHOLESALE EQUIVALENT REVENUES	$28,694	$27,249	5%	8%

NIKE Brand Wholesale Equivalent Revenues by:[4]
Running	$5,278	$5,017	5%	8%
NIKE Basketball	1,292	1,378	-6%	-5%
Jordan Brand	3,099	2,753	13%	13%
Football (Soccer)	1,987	2,143	-7%	-4%
Men’s Training	2,617	2,611	0%	1%
Women’s Training	1,265	1,344	-6%	-4%
Action Sports	596	655	-9%	-7%
Sportswear	8,587	7,513	14%	17%
Golf	579	706	-18%	-18%
Others[6]	3,394	3,129	8%	11%
TOTAL NIKE BRAND WHOLESALE EQUIVALENT REVENUES	$28,694	$27,249	5%	8%
[1] Certain prior year amounts have been reclassified to conform to fiscal 2017 presentation. These changes had no impact on previously reported results of operations or shareholders' equity.
[2] Fiscal 2017 results have been restated using fiscal 2016 exchange rates for the comparative period to enhance the visibility of the underlying business trends excluding the impact of translation arising from foreign currency exchange rate fluctuations, which is considered a non-GAAP financial measure.

[3] Global Brand Divisions revenues are primarily attributable to NIKE Brand licensing businesses that are not part of a geographic operating segment.
[4] References to NIKE Brand wholesale equivalent revenues, which are considered non-GAAP financial measures, are intended to provide context as to the total size of our NIKE Brand market footprint if we had no Direct to Consumer operations. NIKE Brand wholesale equivalent revenues consist of 1) sales to external wholesale customers and 2) internal sales from our wholesale operations to our Direct to Consumer operations which are charged at prices that are comparable to prices charged to external wholesale customers.

[5] Others include all unisex products, equipment and other products not allocated to Men's, Women's and Young Athletes', as well as certain adjustments that are not allocated to products designated by gender or age.

[6] Others include all other categories and certain adjustments that are not allocated at the category level.

NIKE, Inc.
EARNINGS BEFORE INTEREST AND TAXES[1]

	THREE MONTHS ENDED		%	TWELVE MONTHS ENDED		%
(Dollars in millions)	5/31/2017	5/31/2016	Change	5/31/2017	5/31/2016	Change
North America	$979	$936	5%	$3,875	$3,763	3%
Western Europe	285	308	-7%	1,203	1,434	-16%
Central & Eastern Europe	48	46	4%	244	289	-16%
Greater China	380	357	6%	1,507	1,372	10%
Japan	77	55	40%	224	174	29%
Emerging Markets	215	191	13%	816	892	-9%
Global Brand Divisions[2]	(689)	(722)	5%	(2,677)	(2,596)	-3%
TOTAL NIKE BRAND	1,295	1,171	11%	5,192	5,328	-3%
Converse	137	128	7%	477	487	-2%
Corporate[3]	(246)	(221)	-11%	(724)	(1,173)	38%
TOTAL NIKE, INC. EARNINGS BEFORE INTEREST AND TAXES	1,186	1,078	10%	4,945	4,642	7%
Interest expense (income), net	18	5	—	59	19	—
TOTAL NIKE, INC. INCOME BEFORE INCOME TAXES	$1,168	$1,073	9%	$4,886	$4,623	6%
[1] The Company evaluates performance of individual operating segments based on earnings before interest and taxes (commonly referred to as “EBIT”), which represents net income before interest expense (income), net and income tax expense.

[2] Global Brand Divisions primarily represent demand creation, operating overhead and product creation and design expenses that are centrally managed for the NIKE Brand. Revenues for Global Brand Divisions are primarily attributable to NIKE Brand licensing businesses that are not part of a geographic operating segment.

[3] Corporate consists largely of unallocated general and administrative expenses, including expenses associated with centrally managed departments; depreciation and amortization related to the Company’s corporate headquarters; unallocated insurance, benefit and compensation programs, including stock-based compensation; and certain foreign currency gains and losses, including certain hedge gains and losses.